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                                                                  Exhibit 23.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-57044) of our report dated February 4, 2000 relating to the balance sheet of Capital Crossing Preferred Corporation (formerly Atlantic Preferred Capital Corporation) as of December 31, 1999, and the related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from inception (March 20, 1998) through December 31, 1998, and incorporation of our report dated February 4, 2000 relating to the consolidated balance sheet of Capital Crossing Bank and subsidiaries as of December 31, 1999, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended.

/s/ WOLF & COMPANY, P.C.
WOLF & COMPANY, P.C.

Boston, Massachusetts
April 25, 2001